INFORMATION STATEMENT

September 16, 2010

EGPI FIRECREEK, INC.
6564 Smoke Tree Lane
Scottsdale, Arizona 85253

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of EGPI Firecreek, Inc., a Nevada corporation (the “Company”), to the holders of record at the close of business on September 3, 2010 (“Record Date”), of the Company’s outstanding common voting stock, par value $0.001 per share (“Common Stock”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement informs shareholders of actions taken and approved on September 14, 2010 by the principal shareholders of the Company’s common stock and Series C Preferred voting rights including in the aggregate 412,644,919 (collectively, the “Majority Shareholders”). The Majority Shareholders are the beneficial owners of approximately 61.65% of the issued and outstanding shares and voting rights. The only business of the meeting was as follows:

(i)
To effect a One (1) for Fifty (50) reverse stock split (1:50), whereby, as of the Record Date, for every fifty shares of Common Stock then owned, each stockholder shall receive one share of Common Stock;

(ii)	To amend the Company’s Articles of Incorporation to increase the authorized common stock to 3,000,000,000 shares.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO
SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED
HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

The Company’s Majority Shareholders are the beneficial owners of approximately 61.62% of the issued and outstanding shares of the Company’s $0.001 par value common voting stock (the “Common Stock”). The Majority Shareholders have voted for the reverse stock split, and the proposed amendment to the Company’s Articles of Incorporation to increase the authorized common stock, and the Company has received their executed Written Consents, effective on September 14, 2010. A complete summary of this matter is set forth herein.

The stockholders of record at the close of business on September 3, 2010 are being furnished copies of this Information Statement. This Information Statement is being mailed to the stockholders of the Company, commencing on or about October ___, 2010. Accordingly, all necessary corporate approvals in connection with the matter referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing the Company’s stockholders, in the manner required under the Securities Exchange Act of 1934, as Amended, of these corporate actions. This Information Statement is circulated to advise the Company’s shareholders of action already approved by written consent of the Majority Shareholders who collectively hold a majority of the voting power of our Common Stock. Pursuant to Rule 14c-2 under the Exchange Act the proposals will not be effective until on or about October ___, 2010, or twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission and mailed to the shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.

NO DISSENTERS’ RIGHTS

Pursuant to the Nevada Revised Statues, NRS 92A.300 to 92A.500 inclusive, none of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY STOCKHOLDER APPROVAL HAS BEEN PREVIOUSLY OBTAINED FROM THE
MAJORITY SHAREHOLDERS

CONSENTING SHAREHOLDERS

As of September 3, 2010, the Company had 669,287,184 issued and outstanding shares of Common Stock of which were entitled to one vote on any matter brought to a vote of the Company’s stockholders, along with 14,287,000 shares of its Series C Preferred Stock, of which were entitled to twenty one thousand two hundred (21,200) votes on each Series C Preferred share and on any matter brought to a vote of the Company’s stockholders. By written consent in lieu of a meeting, dated September 14, 2010, the Board of Directors and the Majority Shareholders approved the following actions:

(i)
To effect a One (1) for Fifty (50) reverse stock split (1:50), whereby, as of the Record Date, for every fifty shares of Common Stock then owned, each stockholder shall receive one share of Common Stock;

(ii)	To amend the Company’s Articles of Incorporation to increase the authorized common stock to 3,000,000,000.

Effective on September 14, 2010, the following Majority Shareholders of Record on September 3, 2010, who collectively owned approximately 109,556,444 shares, along with 14,287 Series C Preferred shares, representing the aggregate of 61.65% of our voting common stock, and voting control through the Series C Preferred shares /1, consented in writing to the proposed actions:

Present Issued and Outstanding - Common Stock	669,287,184	100%
Present Issued and Outstanding - Preferred Series C	14,287	100%

	Common	Preferred	Common and
	Shares	Shares	Preferred Shares
Name of Consenting Shareholder	Eligible	Eligible/1	Eligible/1	Percent

Robert S. Miller, Jr.	10,000,000	-0-	10,000,000	1.49%
Michael Kocan	10,000,000	2,143	55,431,600	8.28%
David H. Ray	*13,023,059	1,905	*53,409,059	7.98%
Brandon D. Ray	*7,108,230	952	*27,290,630	4.08%
Strategic Partners Consulting, L.L.C.	*20,131,289	2,857	*80.699,689	12.06%
Dennis R. Alexander	10,000,000	2,143	55,431,600	8.28%
Larry W. Trapp	8,000,000	-0-	8,000,000	1.20%
Michael Trapp	***2,000	-0-	***2,000	0.00%
Melvena Alexander	4,000,000	-0-	4,000,000	0.60%
Red Quartz Development, L.L.C.	-0-	5,000	106,000,000	15.84%
Red Quartz Development	2,129,629	-0-	2,129,629	0.32%
Michael Hanlon	10,000,000	-0-	10,000,000	1.49%
Garrett Sulliavan	2,006,515	-0-	2,006,515	0.30%
Tom Davis	7,309,446	-0-	7,309,446	1.09%
Amanda Corcoran	286,645	-0-	286,645	0.04%
Kelly Davis	609,121	-0-	609,121	0.09%
Paddy Kelly	788,274	-0-	788,274	0.12%
Billy V. Ray Jr.	**10,000,000	**2,143	**55,431.600	8.28%
BVR, Inc.	**10,000,000	**2,143	**55,431.600	8.28%
SATCO Sellers Group	2,908,000	-0-	2,908,000	0.43%
Jeffery M. Proper	4,000,000	-0-	4,000,000	0.60%
Thomas J. Richards	3,589,600	-0-	3,589,600	0.54%
Joanne M. Sylvanus	4,000,000	-0-	4,000,000	0.60%
Total Effective Votes	109,556,444	14,287	412,644,919	61.65%

/1 Series C has liquidation preference over common stock and effective as of May 20, 2009 i) Voting Rights for each share of Series C Preferred Stock have 21,200 votes on the election of directors of the Company and for all other purposes, and, ii) regarding Conversion to Common Shares, Series C have no right to convert to common or any other series of authorized shares of the Company.

* Consists of the aggregate of 20,131,289 shares of common stock and 2,857 shares of Series C Preferred Stock.
**Consists of 10,000,000 shares of common stock and 2,143 shares of Series C Preferred Stock.
*** Less than one percent (1%)

We are not seeking written consent from any of our shareholders and our other shareholders will not be given an opportunity to vote with respect to the transactions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of:

•	Advising shareholders of the action taken by written consent by Nevada Law; and

•	Giving shareholders advance notice of the actions taken, as required by the Exchange Act.

Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada law to dissent or require a vote of all our shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 3, 2010, the number of shares of Common Stock which were owned beneficially by (i) each person who is known by the Company to own beneficially more than 5% of its Voting Common Stock, and “Affiliates” of the Company, (ii) each director, (iii) each executive officer and affiliate and (iv) all directors and executive officers as a group. As of September 3, 2010, there were a total of 669,287,184 shares of our common stock issued and outstanding and 14,287,000 shares of our Series C Preferred Stock, whereby Series C has liquidation preference over common stock and effective as of May 20, 2009 i) Voting Rights for each share of Series C Preferred Stock have 21,200 votes on the election of directors of the Company and for all other purposes, and, ii) regarding Conversion to Common Shares, Series C have no right to convert to common or any other series of authorized shares of the Company.

The following table sets forth the security ownership of executive officers, directors and certain beneficial owners of more than five percent (5%) of the Company’s Voting Common Stock as of September 3, 2010. Unless otherwise stated by footnote, the Company believes the shares indicated were held directly.

								Common and	Common and
		Common Stock Beneficially				Preferred Stock Beneficially		Preferred	Preferred
Title of	Name and Address	Owned (2)(a)				Owned (2)		Eligible to	Percent of
Class	of BeneficialOwner (1)	Number		Percent		Number	Percent	Vote/1	Class/1

Common	Robert S. Miller, Jr.	10,000,000	(13)	1.49%		-0-	-0-	10,000,000	1.49%
	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common and	Michael Kocan	10,000,000	(14)	1.49%		2,143	15%	55,431,600	8.28%
Preferred	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common and	David H. Ray (3)	**13,023,059	(15)	1.95	% **	1,905	13%	**53,409,059	7.98%
Preferred	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common and	Brandon D. Ray (4)	**7,108,230	(16)	1.06	% **	952	7%	**27,290,630	4.08%
Preferred	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common and	Strategic Partners Consulting, L.L.C.	**20,131,289		3.01	% **	2,857	20%	**80.699,689	12.06%
Preferred	c/o 3400 Peach Tree Rd (3)(4)(10)
	Suite 111
	Atlanta, Georgia 30326
Common and	Dennis R. Alexander (5)	10,000,000	(17)	1.49%		2,143	15%	55,431,600	8.28%
Preferred	c/o 6564 Smoke Tree Lane
	Scottsdale Arizona, 85253
Common	Larry W. Trapp (6)	8,000,000	(18)	1.20%		-0-	-0-	8,000,000	1.20%
	c/o 6564 Smoke Tree Lane
	Scottsdale, Arizona 85253
Common	Michael Trapp (7)	2,000	(19)	0.0003%		-0-	-0-	2,000	0.0003%
	c/o 6564 Smoke Tree Lane
	Scottsdale, Arizona 85253

Common	Melvena Alexander (8)	4,000,000	(20)	0.60%	-0-	-0-	4,000,000	0.60%
	c/o 6564 Smoke Tree Lane
	Scottsdale, Arizona 85253
Preferred	Red Quartz Development, L.L.C. (9)	-0-		-0-	5,000	35%	106,000,000	15.84%
	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common	Red Quartz Development	2,129,629		0.32%	-0-	-0-	2,129,629	0.32%
	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common	Michael Hanlon	10,000,000		1.49%	-0-	-0-	10,000,000	1.49%
	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common	Garrett Sulliavan	2,006,515	(21)	0.30%	-0-	-0-	2,006,515	0.30%
	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common	Tom Davis	7,309,446		1.09%	-0-	-0-	7,309,446	1.09%
	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common	Amanda Corcoran	286,645		0.04%	-0-	-0-	286,645	0.04%
	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common	Kelly Davis	609,121		0.09%	-0-	-0-	609,121	0.09%
	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common	Paddy Kelly	788,274		0.12%	-0-	-0-	788,274	0.12%
	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326

Common and	Billy V. Ray Jr. (11) (22) (23)	***10,000,000	1.49%	***2,143	15%	***55,431.600	8.28%
Preferred	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common and	BVR, Inc. (22) (23)	***10,000,000	1.49%	***2,143	15%	***55,431.600	8.28%
Preferred	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common	SATCO Sellers Group (12)	2,908,000	0.43%	-0-	-0-	2,908,000	0.43%
	c/o 3400 Peach Tree Road
	Suite 111
	Atlanta, Georgia 30326
Common and	All directors and officers as a	98,170,919	14.67%	14,287	100%	401,034,119	59.92%
Preferred	group (9 Persons), and including
	other persons or groups.

/1 Percentages of Class are Calculated on Shares Eligible to Vote

[INTENTIONALLY LEFT BLANK]

(1)
Unless otherwise indicated, the address for each of these shareholders other than (5), (6), (7), and (8) c/o EPGI Firecreek, Inc. and Energy Producers, Inc., located at 6564 Smoke Tree Lane, Scottsdale Arizona 85254, is c/o EGPI Firecreek, Inc., M3 Lighting, Inc. (M3), and or c/o SATCO Sellers Group, located at 3400 Peachtree Road, Suite 111, Atlanta, Georgia 30326.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC.

(3)
**David H. Ray and Brandon D. Ray are brothers.  Messrs. David H. Ray owns 2/3 of Strategic Partners Consulting, L.L.C., Messrs. Brandon D. Ray owns 1/3 of Strategic Partners Consulting, L.L.C., which owns 20,131,289 shares of our common stock and 2,857 shares of our Series C Preferred stock.

(4)	**See note 3, above.

(5)	Dennis R. Alexander is the son of Melvena Alexander.

(6)	Larry W. Trapp is the father of Michael Trapp.

(7)	See not 6, above.

(8)	See note 5, above.

(9)	Each share of Series C preferred stock shall have 21,200 votes on the election of our directors and for all other purposes.

(10)	**See notes 3 and 4, above.

(11)	Billy V. Ray Jr. is the Father of David H. Ray and Brandon D. Ray.

(12)	SATCO Sellers Group, see first paragraph, this Item 1.01, and I. 1. (e) there under first paragraph, and elsewhere referenced herein.

(13)	Includes 10,000,000 shares of common stock owned directly by Mr. Robert S. Miller Jr.

(14)	Includes 10,000,000 shares of common stock owned directly by Michael Kocan.

(15)	Includes 13,023,059 shares of common stock owned indirectly, including shares with investment control, by Mr. David H. Ray.

(16)	Includes 7,108,230 shares of common stock owned indirectly, including shares with investment control, by Mr. Brandon D. Ray.

(17)	Includes 10,000,000 shares of common stock owned directly by Mr. Dennis Alexander. Of the common shares 2,500 are held by Mr. Alexander’s wife and children.

(18)	Includes 8,000,000 shares of common stock owned directly by Mr. Larry W. Trapp.

(19)	Includes 2,000 shares of common stock owned directly by Mike Trapp.

(20)	Includes 4,000,000 shares owned directly by Mrs. Melvena Alexander.

(21)	Includes 2,006,515 shares owned directly by Mr. Garrett Sullivan.

(22)
***Billy V. Ray Jr. provides business consulting services (through BVR, Inc.) to the Company, EGPI, SATCO, M3, and is a shareholder, and advisor of the Company. He is not an officer or director of the Company.

(23)	***BVR, Inc. is indirectly owned by Billy V. Ray Jr. which provides business consulting services to the Company, EGPI, SATCO, M3, and is a shareholder, and advisor of the Company.

As indicated in the table above, our executive officers and directors beneficially own, in the aggregate, approximately 14.59 percent of our outstanding common stock, along with additional votes and voting power through issuance of 14,287 shares of the EGPI Series C Preferred Stock as described in Schedule 15(p) attached to the Plan of Merger listed in our Current Report on Form 8-K, filed on May 27, 2009, as amended, incorporated herein by reference. As a result these stockholders may, as a practical matter, be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets. This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

•	The operation of which may at a subsequent date result in a change in control of the registrant; or

•	With respect to the election of directors or other matters.

AMENDMENTS TO THE ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT OF COMMON STOCK

General

On September 14, 2010 the Board of Directors and the Majority Stockholders the Board of Directors and the Majority Shareholders approved to effect a One (1) for Fifty (50) reverse stock split whereby “shareholders would hold one share for every fifty shares currently held”.

Background

The Company currently has 1,320,000,000 shares of Common Stock, and 60,000,000 shares of Preferred Stock authorized, and approximately 669,287,184 shares of Common Stock, and 14,287 shares of Preferred Stock are outstanding as of the Record Date, respectively. The Board of Directors believes that the price of the Common Stock is too low to attract investors to buy the stock. In order to proportionally raise the per share price of the Common Stock by reducing the number of shares of the Common Stock outstanding, the Board of Directors believes that it is in the best interests of the Company’s stockholders to implement a reverse stock split. In addition, the Board of Directors believes that the share price of the Common Stock is a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds. Finally, the Board of Directors believes that the Company’s stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Common Stock. The Board of Directors is not implementing the reverse stock split in anticipation of any future transaction or series of transactions, including any “going private” transaction.

Material Effects of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all of the Common and Preferred Stock, and the ratio will be the same for all of the Common and Preferred Stock. The Series C Preferred Stock will remain unchanged as Series C Preferred shares have no right to convert to common or any other series of authorized shares of the Company, and have only voting rights (see discussion under the section Security Ownership of Certain Beneficial Owners and Management). The reverse stock split therefore will affect all of the Company’s stockholders uniformly, with the exception of Series C Preferred, and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in fractional share ownership.

The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from approximately 669,287,184 shares as of September 3, 2010 to approximately 13,385,744 shares. The combined total taking into effect any conversion of the outstanding convertible preferred stock, which none is issued and outstanding at the record date hereof, is expected to reverse the then issued and outstanding common stock from approximately 669,287,184 shares as of September 3, 2010 to approximately 13,385,744 shares. Series C Preferred Stock will remain unchanged at approximately 14,287 before and after the 1:50 reverse stock split.

In addition, the reverse stock split will increase the number of stockholders who own odd lots (estimated less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect on Fractional Stockholders

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split and we will not be paying any cash to stockholders for any fractional shares from the reverse split. Instead, any resulting fractional shares shall be rounded up to the nearest whole number.

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares

Stockholders whose shares are held in certificate form will receive a transmittal letter from our transfer agent, Computershare, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing pre-reverse stock split shares to the transfer agent. No new shares will be issued until outstanding certificate(s) are surrendered, together with a properly completed and executed letter of transmittal, to the transfer agent. Stockholders should not submit any certificate(s) until requested to do so.

Procedure for Effecting Reverse Stock Split

The Company will promptly file a Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada to amend its existing Articles of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “Effective Date.” Beginning on the Effective Date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment of Articles of Incorporation is set forth in Appendix A to this Information Statement. The text of the Certificate of Amendment of Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

Certain Risk Factors Associated with the Reverse Stock Split

Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:

•
There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

•	After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

•
There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

•	The reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

Authorized Shares

The reverse stock split will affect all issued and outstanding shares of the Common and Preferred Stock and outstanding rights to acquire the Common and or Preferred Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common and Preferred Stock issued and outstanding, and the amendment to the Articles of Incorporation increasing the authorized shares of the Company’s common voting stock to 3,000,000,000.

The Company currently has 1,320,000,000 shares of authorized Common Stock and 669,287,184shares of Common Stock issued and outstanding as of September 3, 2010. Additionally, the Company has 60,000,000 shares of preferred stock of which 14,287 shares of its Series C Preferred Stock are issued and outstanding as of September 3, 2010. Authorized but un-issued shares of Common and Preferred Stock will be available for issuance, and the Company may issue such shares in the future. However, the Company has no current plans to issue any additional shares of Common or Preferred Stock other than in the normal course of its business that would be expected to meet or exceed its current authorized total shares limit prior to the effective date of the reverse stock split, unless there were unexpected or unforeseen delays which at present we don’t anticipate. If the Company issues additional shares of Common and or Preferred Stock, the ownership interest of holders of the Common Stock will be diluted.

The following table 1 sets forth information regarding the Company’s current and anticipated number of authorized shares and issued and outstanding shares of the Common Stock, and in table 2, Preferred Stock, following implementation of the reverse stock split.

Table 1

	Number of Shares Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Issuance	Number of Shares of Common Stock Available for Issuance
As of September 3, 2010	1,320,000,000	669,287,184	193,000,515	457,712,301
After 1 for 50 reverse stock split and	3,020,000,000	13,385,744	3,860,010	3,002,754,246
the increase in authorized common shares

Table 2

	Number of Shares Preferred Stock Authorized	Number of Shares of Preferred Stock Issued and Outstanding	Number of Shares of Preferred Stock Reserved for Issuance	Number of Shares of Preferred Stock Available for Issuance
As of September 3, 2010	60,000,000	14,287	0	59,985,713
After 1 for 50 reverse stock split	60,000,000	14,287	0	59,985,713

Accounting Matters

The reverse stock split will not affect the par value of the Common Stock. As a result, as of the Effective Date, the stated capital attributable to the Common Stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio of fifty-for-one (or such smaller ratio as the Board of Directors may determine), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Common Stock will not be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effect

Although the increased proportion of un-issued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of Company. Other than the reverse stock split (and the earlier increase in authorized shares), the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

No Appraisal Rights

The Nevada Revised Statutes do not provide for dissenter’s rights in connection with any of the actions described in this Information Statement, and the Company will not provide shareholders with any such right independently.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. Each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

SHAREHOLDERS SHARING AN ADDRESS

The Company will deliver only one information statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement is delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the information statement by contacting the Company at the address or phone number set forth below. Conversely, if multiple shareholders sharing an address receive multiple information statements and wish to receive only one, such shareholders can notify the Company at the address or phone number set forth below.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact Melvena Alexander, Secretary, at 6564 Smoke Tree Lane, Scottsdale, Arizona 85254, Telephone 480-948-6581.

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SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Dennis R. Alexander
Dennis R. Alexander
Chairman, CEO, and Chief Financial Officer

September 16, 2010

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APPENDIX A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
for Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

EGPI FIRECREEK, INC.

2. The articles have been amended as follows (provide article numbers, if available):

The shareholders holding a majority of the outstanding capital stock of the Company have consented to increase the common authorized shares to 3,000,000,000 from 1,300,000,000.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 61.65%

4. Effective date of filing (optional):

5. Officer Signature (Required): /s/Dennis R. Alexander, CEO

*
If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

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